Exhibit 99.1

FOR IMMEDIATE RELEASE

F.N.B. Corporation Completes Merger with Parkvale Financial Corporation

Hermitage, PA – January 3, 2012 – F.N.B. Corporation (NYSE: FNB) today announced that it completed its merger with Parkvale Financial Corporation on January 1, 2012. Shares of Parkvale Financial Corporation will no longer be traded on the NASDAQ stock exchange.

Parkvale Bank branches will currently continue to operate as normal, as a division of First National Bank of Pennsylvania, with a complete conversion scheduled to be effective February 18, 2012. First National Bank of Pennsylvania now has over 280 offices serving 45 counties.

Stephen J. Gurgovits, CEO of F.N.B. Corporation commented, “We are extremely pleased to welcome Parkvale Financial Corporation customers, shareholders and employees to the F.N.B. family. This strategic transaction, which is consistent with our long-term plan to partner with quality organizations, enhances our existing presence and strengthens our deposit market share in the Pittsburgh MSA from seventh to third.”

Mr. Gurgovits continued, “We look forward to providing our diverse suite of financial service product offerings to our new customers. Additionally, we are pleased that the expanded network of locations will allow us to better serve both new and existing customers.”

Additionally, in conjunction with the completion of the transaction, F.N.B. Corporation has fully repaid the $31.8 million of Parkvale Financial Corporation preferred stock previously issued to the U.S. Department of the Treasury (UST) under the Capital Purchase Program. The warrant issued by Parkvale Financial Corporation to the UST has been converted into a warrant to purchase up to 819,640 shares of F.N.B. Corporation common stock. The warrant expires December 23, 2018 and has an exercise price of $5.813.

The Company is also pleased that in conjunction with the completion of the transaction, Robert J. McCarthy has been elected to the Board of Directors at F.N.B. Corporation and Patrick J. Minnock has been elected to the Board of Directors of First National Bank of Pennsylvania, the wholly-owned bank subsidiary of F.N.B. Corporation. Mr. McCarthy previously served as President and CEO of Parkvale Bank and Parkvale Financial Corporation as well as Vice Chairman of Parkvale Financial Corporation’s Board of Directors. Mr. Minnock previously served as a Director of Parkvale Bank since 1998.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.95 billion at September 30, 2011. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond the control of F.N.B. Corporation (“FNB”), which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, capital management, competitive and/or regulatory factors (including actions of the Federal Reserve Board and legislative and regulatory actions and reforms, such as those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act), among others, affecting FNB’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors may be found in FNB’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010, and the Registration Statement on Form S-4 (Registration No. 333-177050), as amended, that FNB filed on November 3, 2011 in connection with the Merger. FNB is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Analyst/Institutional Investor Contact

F.N.B. Corporation

Cynthia Christopher

724-983-3429

724-815-3926 (cell)

christoc@fnb-corp.com

Media Contact

F.N.B. Corporation

Jennifer Reel

724-983-4856

724-699-6389 (cell)

reel@fnb-corp.com